SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

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NEWGIOCO GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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NEWGIOCO GROUP, INC.

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of Newgioco Group, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock, par value $0.0001 per share, of Newgioco Group, Inc., a Delaware corporation (the “Company”, “we”, or “Newgioco”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on September 23, 2019, the Company received written consent in lieu of a meeting of stockholders (the “Written Consent”) from holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company. to grant the Board discretionary authority to approve (in the event it is deemed advisable by our Board) an amendment (the “Amendment”) to our amended and restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), to (i) effect a reverse stock split of our issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), at a ratio to be determined in the discretion of our Board within a range of one (1) share of Common Stock for every two (2) to twenty (20) shares of Common Stock (the “Reverse Stock Split”) and (ii) a decrease in the number of shares of (a) common stock authorized from 160,000,000 to 80,000,000 and (b) preferred stock authorized from 20,000,000 to 5,000,000 (the “Decrease”); concurrently with the Reverse Split.

The Reverse Stock Split and Decrease is more fully described in the accompanying Information Statement. The Written Consent was executed and delivered in accordance with the Delaware General Corporation Law (”DGCL”) and our bylaws, each of which permits that any action which may be taken by a majority of the voting power of the Company’s stockholders at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the Reverse Stock Split and Decrease by the Written Consent before it becomes effective.

We are furnishing this Information Statement to stockholders in satisfaction of the notice requirement under Section 228 of the DGCL. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to stockholders as a result of the approval of the Amendment.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Amendment can be filed with the Secretary of State of the State of Delaware and become effective is twenty (20) calendar days after this Information Statement is first sent or given to the stockholders. A form of the Amendment is attached to this Information Statement as Annex A.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 3, 2019. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Michele Ciavarella

Michele Ciavarella

Chairman of the Board of Directors

Chief Executive Officer

October 3, 2019

NEWGIOCO GROUP, INC.

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4

INFORMATION STATEMENT

October 3, 2019

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Newgioco Group, Inc., a Delaware corporation, as the “Company”, “Newgioco”, “we”, “us”, or “our”.

This Information Statement is being furnished by the Board of Directors (the “Board”) of the Company, to inform the holders of common stock, par value $0.0001 per share (“Common Stock”), as of September 23, 2019, of action already approved by written consent (the “Written Consent”) of holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) on September 23, 2019.

Action by Written Consent

The amendment (the “Amendment”) to our amended and restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), to (i) effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio to be determined in the discretion of our Board within a range of one (1) share of Common Stock for every two (2) to twenty (20) shares of Common Stock (the “Reverse Stock Split”) and (ii) a decrease in the number of shares of (a) common stock authorized from 160,000,000 to 80,000,000 and (b) preferred stock authorized from 20,000,000 to 5,000,000 (the “Decrease”); concurrently with the Reverse Split was approved by holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent, in lieu of a special meeting.

This Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the SEC thereunder, solely for the purpose of informing our stockholders of the approval of the Reverse Stock Split and Decrease before it becomes effective.

The Board has fixed the close of business on September 23, 2019, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about October 3, 2019 to stockholders of record as of the Record Date.

Pursuant to the Written Consent, holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company approved the Reverse Stock Split and Decrease.

The Amendment was unanimously approved by our Board on September 20, 2019.

This Information Statement contains a brief summary of the material aspects of the Amendment approved by the Board and the holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ABOUT THIS INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement is being furnished to you pursuant to Section 14(c) of the Exchange Act, to notify our stockholders of the approval of the Amendment by the holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Reverse Stock Split and Decrease as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of shares of voting stock representing approximately 62.7% of the total issued and outstanding shares of voting stock of the Company to reduce the costs and implement the Reverse Stock Split and Decrease in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of the Record Date is entitled to notice of the approval of the Amendment pursuant to the Written Consent.

What Vote is Required to Approve the Amendment?

As of the Record Date, there were 84,004,913 shares of our Common Stock issued and outstanding, and no Preferred Stock issued.

The affirmative vote of a majority of the voting power of the shares of voting stock outstanding on September 23, 2019 is required for approval of the Amendment. Accordingly, the total aggregate amount of shares entitled to vote regarding the approval of the Amendment is 84,004,913. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 42,002,457 votes, are required to approve the Amendment by written consent. The Majority Stockholders, which hold in the aggregate 52,617,060 shares entitled to vote (and therefore having 62.7% of the total voting power of all outstanding voting capital), have voted in favor of the Amendment thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other Stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither the DGCL nor our Restated Certificate of Incorporation or bylaws provide our stockholders with appraisal rights in connection with any of the Amendment discussed in this Information Statement.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Amendment approved by the Board and the Majority Stockholders.

ACTION 1

APPROVAL OF AN AMENDMENT (IN THE EVENT IT IS DEEMED ADVISABLE BY THE BOARD) TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD WITHIN A RANGE OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TWO (2) TO TWENTY (20) SHARES OF COMMON STOCK

General

The Board has adopted and the Majority Stockholders have approved a certificate of amendment (in the event it is deemed advisable by the Board) to our Restated Certificate of Incorporation to effect a Reverse Stock Split of our issued and outstanding shares of Common Stock. The Majority Stockholders have approved an amendment to Article IV of our Restated Certificate of Incorporation to effect a Reverse Stock Split of our Common Stock at a ratio to be determined in the discretion of our Board and publicly announced prior to the effectiveness of any Reverse Stock Split within the range of one (1) share of our Common Stock for every two (2) to twenty (20) shares of our Common Stock. Pursuant to the laws of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the Amendment to effect the Reverse Stock Split is attached as Annex A to this Information Statement. If the Amendment is filed with the Secretary of State of the State of Delaware, the Amendment will effect the Reverse Stock Split by reducing the outstanding number of shares of our Common Stock by the ratio to be determined by the Board and publicly announced prior to the effectiveness of any Reverse Stock Split. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of mailing of this Information Statement, the Board will once again seek stockholder approval before implementing any Reverse Stock Split after that time.

Pursuant to the Amendment, any whole number of outstanding shares, between and including two and twenty, would be combined into one share of Common Stock and authorize the Board to file such Amendment, as determined by the Board in the manner described herein. The Board may also elect not to effect any Reverse Stock Split and consequently not to file the Amendment. The Board believes that the Amendment granting our Board this discretion, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Newgioco and its stockholders. The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock. Although the Majority Stockholders have approved the Reverse Stock Split, we will not effect the Reverse Stock Split, if the Board does not deem it to be in the best interests of Newgioco and its stockholders. The Reverse Stock Split, if deemed by the Board to be in the best interests of Newgioco and its stockholders, will be effected, if at all, at a time that is not later than one year anniversary of the commencement of the mailing of this Information Statement. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of any such Reverse Stock Split.

Although the Amendment to effect the Reverse Stock Split will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of the Common Stock or Preferred Stock, we anticipate effecting a decrease in the number of authorized shares of Common Stock or Preferred Stock in the event that the Reverse Stock Split is effected, which decrease will be a fixed number regardless of the Reverse Stock Split ratio. Therefore, depending upon the Reverse Stock Split ratio after effecting the Reverse Stock Split and such authorized share decrease we may have a significant number of unissued shares remaining available for grant. As of the date of this Information Statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split other than upon exercise of our currently outstanding options and warrants, upon conversion of our currently outstanding convertible debt and in connection with the potential up-listing of the Common Stock to the Nasdaq Stock Market (the “Nasdaq”) and the related public offering of our securities.

Purpose and Background of the Reverse Stock Split

On September 20, 2019, the Board approved the Reverse Stock Split for the following reasons:

•	the Board believes that effecting the Reverse Stock Split could, in some circumstances, be an effective means of complying with the bid price requirement for listing of our Common Stock on the Nasdaq;
•	the Board believes that listing on the Nasdaq provides overall credibility to an investment in our stock, given the higher listing and disclosure requirements of the Nasdaq. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes after positive news flow. Such increases in visibility and liquidity could also help facilitate future financings; and
•	the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help generate investor interest in Newgioco and help attract, retain, and motivate employees.

The Board has also determined that the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq requirements.

The Board also believes that the current low per share market price of Newgioco’s Common Stock has a negative effect on the marketability of Newgioco’s existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of Newgioco’s Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for Newgioco’s Common Stock, which may help to alleviate some of these problems. The Board further believes that some potential employees are less likely to work for Newgioco if we have a low stock price or are not Nasdaq listed, regardless of size of our overall market capitalization.

We believe that listing on the Nasdaq will provide us with a market for the Common Stock that is more accessible than if Newgioco’s Common Stock were to continue to trade on the OTCQB or on the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq. Among other factors, trading on the Nasdaq may increase liquidity and potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a Nasdaq listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our Common Stock in any strategic or financing transactions that it may undertake. We believe that prospective investors will view an investment in the Company more favorably if our shares qualify for listing on the Nasdaq as compared with the OTC markets.

We expect that a Reverse Stock Split of our Common Stock will increase the market price of the Common Stock so that we are able to obtain compliance with the Nasdaq initial listing minimum bid price listing standard. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $4.00 initial listing minimum bid price for a sustained period of time. The market price of Newgioco’s Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including Newgioco’s future performance.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase will aid Newgioco in obtaining its Nasdaq listing and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Board Discretion to Implement the Reverse Stock Split

If the Board determines to effect the Reverse Stock Split, it will consider certain factors in selecting the specific stock split ratio, including prevailing market conditions, the trading price of the Common Stock and the steps that we will need to take in order to meet the initial listing bid price requirement and other listing regulations of the Nasdaq. Based in part on the price of the Common Stock on the days leading up to the filing of the Amendment effecting the Reverse Stock Split, the Board will determine the ratio of the Reverse Stock Split, in the range of 1:2 to 1:20, that, in the judgment of the Board, is the reverse split ratio most likely to allow us to achieve and maintain compliance with the minimum $4.00 per share requirement for initial listing on the Nasdaq for the longest period of time, while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth herein.

.

The Board may, in its sole discretion, abandon the proposed Amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split prior to one year anniversary of the commencement of the mailing of this Information Statement. If the Board fails to implement the Amendment prior to such one-year anniversary, stockholder approval would again be required prior to implementing any Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Board determines to implement the Reverse Stock Split, we will publicly announce the selected ratio for the Reverse Stock Split and file the Amendment to effect the Reverse Stock Split. The text of the form of proposed Amendment is annexed to this Information Statement as Annex A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the stock split ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Newgioco, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect Newgioco continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of any Reverse Stock Split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of Common Stock, with such number of shares dependent on the specific ratio for the Reverse Stock Split. For example, if the Board approves of a 1-for-5 Reverse Stock Split, a stockholder owning a “round-lot” of 100 shares of Common Stock prior to the Reverse Stock Split would hold 20 shares of Common Stock following the Reverse Stock Split. THE HIGHER THE REVERSE RATIO (1-FOR-5 BEING HIGHER THAN 1-FOR-2, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, POST REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the Reverse Stock Split and the specific Reverse Stock Split ratio to be used, the Board will consider primarily the satisfaction of the Nasdaq initial listing requirements, as described above under the heading “Purpose and Background of the Reverse Stock Split.” It may also consider, among other things: (i) the market price of the Common Stock at the time of the Reverse Stock Split; (ii) the number of shares that will be outstanding after the Reverse Stock Split; (iii) the stockholders’ equity at such time; (iv) the shares of Common Stock available for issuance in the future; (v) the liquidity of the Common Stock in the market and the improved liquidity that may result; and (vi) the nature of Newgioco’s operations. The Board maintains the right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that Newgioco will be able to satisfy the initial listing requirements of Nasdaq without implementing the Reverse Stock Split or if it is otherwise no longer in the best interests of the Company. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and
•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be two (2) to twenty (20) times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we aim that the Reverse Stock Split will be sufficient to obtain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $4.00 per share another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the Common Stock on Nasdaq.

Potential Anti-takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the actions discussed herein, that may be used as an anti-takeover mechanism. The Reverse Stock Split, if effected, may, despite the planned decrease in the authorized number of shares of our Common Stock, also result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by Newgioco to oppose changes in control of Newgioco and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Common Stock

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of our Common Stock.

Accordingly, a Reverse Stock Split at certain ratios, despite the decrease in the authorized number of shares of our Common Stock, would result in a significant increase in the number of authorized and unissued shares of Common Stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As of the date of this filing, Newgioco does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose other than upon exercise of our currently outstanding options and warrants, upon conversion of our currently outstanding convertible debt and in connection with the potential up-listing of the Common Stock to the Nasdaq and the related public offering of our securities.

Th Reverse Stock Split has been prompted solely by the business considerations discussed in the preceding paragraphs. Any additional shares of Common Stock that would become available for issuance following the Reverse Stock Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the Reverse Stock Split was not adopted in response to any such proposals.

The following table sets forth the approximate number of shares of the Company’s Common Stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on 84,004,913 shares of Common Stock actually outstanding as of September 23, 2019. The table does not account for fractional shares that will be paid in cash.

Approximate Shares of Common Stock
Outstanding After Reverse Stock Split
Based on Current Authorized
Ratio of Reverse Stock Split	Number of Shares

None	84,004,913

1:2	42,002,456

1:4	21,001,228

1:6	14,000,818

1:8	10,500,614

1:10	8,400,491

1:12	7,000,409

1:14	6,000,350

1:16	5,250,307

1:18	4,666,939

1:20	4,200,245

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Board believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio, within the range approved by Newgioco’s stockholders, of the Reverse Stock Split to be implemented and will publicly announce the selected ratio for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split. Newgioco will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate effective time for the Reverse Stock Split. The Board may delay effecting the Reverse Stock Split without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the effective date set forth in the Amendment. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. If you hold shares of Common Stock in a book-entry form, you will receive a transmittal letter from Newgioco’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our Common Stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of Common Stock you hold.

Some stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our Common Stock for a statement of holding. When you submit your certificate representing the pre-split shares of our Common Stock, your post-split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will, upon surrender to the exchange agent of certificates representing their fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the average of the closing sales price of Newgioco’s Common Stock as reported on the OTC Markets for the ten (10) days preceding the effective date of the Amendment by (ii) the number of shares of Newgioco’s Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 19 shares (if we were to implement a 1:20 Reverse Stock Split) of Newgioco’s Common Stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of Newgioco’s Common Stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split.

Effect on Outstanding Stock Options and Warrants

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split as well as all outstanding convertible debentures. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share or conversion price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the capital account on our balance sheet. However, because the par value of the Common Stock will remain unchanged on the effective date of the Reverse Stock Split, the components that make up the capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-twentieth (1/20) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). The Company has not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Newgioco capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;
(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;
(iii)	an estate with income subject to United States Federal income tax regardless of its source; or
(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Newgioco capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Newgioco stockholder or to Newgioco stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Newgioco stockholders holding their shares of Newgioco capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold their Newgioco capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to Newgioco, or to Newgioco stockholders that own 5% or more of Newgioco’s capital stock, are affiliates of Newgioco, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Newgioco stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-Reverse Stock Split shares is equal to the fair market value of the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split:

•	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split other than cash payments if any, received by a stockholder in lieu of fractional shares as discussed below.
•	A U.S. holder’s aggregate tax basis in his, her, or its post-Reverse Stock Split shares will be equal to the aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor, less any basis attributable to fractional share interests.
•	A U.S. holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.
•

For purposes of the above discussion of the basis and holding periods for shares of Newgioco capital stock, and except as provided therein, holders who acquired different blocks of Newgioco capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split.

•	Stockholders who receive cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Newgioco, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the shares held prior to the Reverse Stock Split were held for more than one year. The stockholder’s holding period for the shares issued after the Reverse Stock Split will include the period during which the stockholder held the shares surrendered in the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Newgioco capital stock pursuant to the Reverse Stock Split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

ACTION 2

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO DECREASE THE AUTHORIZED SHARES

Purpose and Effect of the Decrease in Authorized Shares

The Board has adopted, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, from 160,000,000 shares to 80,000,000 shares and the decrease of authorized Preferred Stock from 20,000,000 to 5,000,000.

The change in the authorized share number will occur concurrently with the Reverse Stock Split and will not be effected if the Reverse Split is not effected. Although the number of authorized shares of Common Stock will be decreased from 160,000,000 to 80,000,000 the number of shares outstanding after the Reverse Split may decrease by a larger ratio than the reduction in the authorized shares of Common Stock. Accordingly, the change in the number of authorized shares could represent, on a percentage basis, an increase in the number of authorized shares compared to the number of shares outstanding after the Reverse Stock Split.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Restated Certificate of Incorporation currently authorizes the issuance of up to 160,000,000 shares of Common Stock and 20,000,000 shares of our Preferred Stock. The currently authorized 160,000,000 shares of the Common Stock and 20,000,000 shares of Preferred Stock greatly exceeds the 84,004,913 shares of Common Stock and Preferred Stock outstanding as of September 19, 2019. The Reverse Stock Split without a reduction in the authorized shares will significantly increase our State of Delaware franchise tax liability and therefore we deem it advisable to decrease the number of authorized shares at the time the Reverse Stock Split is effected.

We intend to file an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to decrease the number of authorized shares of Common Stock and Preferred Stock at the same time as we effectuate the Reverse Stock Split which is anticipated to be at such time as the Board determines is appropriate, if it so determines.

The Board believes that it is prudent to decrease the authorized number of shares of Common Stock from 160,000,000 shares to 80,000,000 shares and Preferred Stock authorized from 20,000,000 to 5,000,000 shares while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as acquisitions or equity offerings. All authorized but unissued shares of Common Stock and Preferred Stock will be available for issuance from time to time for any proper purpose approved by the Board. As of the date of this filing, Newgioco does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose other than upon exercise of our currently outstanding options and warrants, upon conversion of our currently outstanding convertible debt and in connection with the potential up-listing of the Common Stock to the Nasdaq and the related public offering of our securities.

Vote Required to Approve Amendment of our Restated Certificate of Incorporation

Approval of the Amendment included as Annex A, and to authorize our Board of Directors, if in their judgment it is necessary, to effect the Reverse Stock Split and Decrease requires an affirmative vote of a majority of the Common Stock outstanding and entitled to vote as of the record date. We have received the required vote by the Written Consent of a majority of the voting power of our stockholders, see attached Annex B.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “General Information - Action by Written Consent,” the Board and Majority Stockholders of the Company approved the Amendment. None of the persons who have served as our officers or directors since the beginning of the Company’s last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any matter described in this Information Statement, other than the interests held by such persons through their respective beneficial ownership of the shares of the Company’s capital stock set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

OUTSTANDING VOTING STOCK

As of the Record Date related to the Written Consent, the Company had 84,004,913 shares of Common Stock issued and outstanding, and no Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On September 23, 2019, the holders of 62.7% of the voting rights, equivalent to 52,617,060 voting shares, executed and delivered to the Company the Written Consent approving the Amendment set forth herein. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s Restated Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, approving the Amendment is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our Common Stock as of September 23, 2019 by:

The tables below set forth, as of September 23, 2019, the beneficial ownership of our Common Stock (i) by any person or group known by us to beneficially own more than 5% of the outstanding Common Stock, (ii) by each director and executive officer; and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, The Company believes that the beneficial owners of the shares have sole voting and investment power over such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4, Canada.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Directors and Executive Officers
Michele Ciavarella (Chief Executive Officer and Chairman of the Board)(2)	34,242,168	40.7%
Gabriele Peroni (Vice President Business Development)(3)	5,780,175	6.9%
Luca Pasquini (Vice President of Technology and Director)(4)	5,773,776	6.9%
Mark Korb (Chief Financial Officer)	—	—
Alessandro Marcelli (Vice President of Operations)(5)	3,008,333	3.6%
Beniamino Gianfelici (Vice President Regulatory Affairs)(6)	3,008,333	3.6%
Frank Salvagni (Vice President Land-based Operations)(7)	1,012,073	1.2%
Clive Kabatznik (Director)	—	—
Paul Sallwasser (Director)(8)	295,000	*
Steven A. Shallcross (Director)(9)	27,500	*
Richard Q.M. Cooper (Director)	—	—
All executive officers and directors as a group (11 persons)	53,147,358	63.1%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(10)	33,076,335	39.4%
Mississaugas of the New Credit First Nation(11	5,338,000	6.4%

__________________

* less than 1%

(1)	Based on 84,004,913 shares of Common Stock outstanding on September 23, 2019.
(2)	Includes 1,000,000 common shares held by Mr. Ciavarella and 33,076,335 common shares held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 515,000 shares of Common Stock of which 105,000 are vested and a further 60,833 will vests within the next 60 days. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.
(3)	Includes 5,771,842 shares of Common Stock and an option to purchase 200,000 shares of Common Stock of which 8,333 vest in the next 60 days.
(4)	Includes 5,765,443 shares of Common Stock and an option to purchase 200,000 shares of Common Stock of which 8,333 vest in the next 60 days.
(5)	Includes 3,000,000 shares of Common Stock and an option to purchase 200,0000 shares of Common Stock of which 8,333 vest in the next 60 days.
(6)	Includes 3,000,000 shares of Common Stock and an option to purchase 200,0000 shares of Common Stock of which 8,333 vest in the next 60 days.
(7)	Includes 1,003,740 shares of Common Stock and an option to purchase 200,0000 shares of Common Stock of which 8,333 vest in the next 60 days.
(8)	Includes 240,000 shares of Common Stock and an option to purchase 165,000 shares of Common Stock, of which 27,500 have vested and a further 27,500 will vest in the next 60 days.
(9)	Includes an option to purchase 82,500 shares of Common Stock of which 13,750 have vested and a further 13,750 will vest in the next 60 days.
(10)	Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.
(11)	Stacey LaForme is the Chief of Mississaugas of the New Credit First Nation and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for New Credit First Nation is 2789 Mississauga Road R.R. #6, Hagersville, Ontario N0A 1H0.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to the table above and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown opposite such person’s name. The percentage of beneficial ownership is based on 84,004,913 shares of our Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4. The named executive officers and directors have the right to 53,147,358 votes. The percentage of voting rights in the table above assumes that all shares held by directors and named officers are voted in any instance requiring stockholder vote.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Michele Ciavarella at +39-391-306-4134.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “intends,” “believes,” “will,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC.

Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board of Directors

/s/ Michele Ciavarella

Michele Ciavarella

Chairman of the Board of Directors

Chief Executive Officer

October 3, 2019

Annex A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NEWGIOCO GROUP, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Newgioco Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1. The board of directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

That ARTICLE FOURTH shall be amended by replacing ARTICLE FOURTH in its entirety as follows::

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is EIGHTY MILLION (80,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and FIVE MILLION (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the board of directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors of the corporation may determine, from time to time.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.

Shares of Common Stock and Preferred Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.”

“Effective at 5:01 p.m. Eastern time, on the date of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be combined into a smaller number of shares such that each [2 to 20] shares, with the exact number of shares to be determined by the Board of Directors and publicly announced by the Corporation prior to the Effective Time, of issued and outstanding Common Stock immediately prior to the Effective Time are combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the combination, following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), shall be entitled to receive a cash payment equal to the  product obtained by multiplying (i) the average of the closing sales price of the Corporation’s Common Stock as reported on the OTC Markets for the ten (10) days preceding the effective date of this Certificate of Amendment by (ii) the number of shares of the Corporation’s Common Stock held by such stockholder before the combination that would otherwise have been exchanged for such fractional share interest.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

4. This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment to the Certificate of Incorporation this ____ day of October, 2019.

Michele Ciavarella, CEO

Annex B

STATEMENT OF ACTION BY

WRITTEN CONSENT OF THE

MAJORITY OF THE STOCKHOLDERS OF

NEWGIOCO GROUP, INC.

The undersigned, being holders representing a majority of the total issued and outstanding shares of common stock of Newgioco Group, Inc., a Delaware corporation (the “Corporation”), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

RESOLVED, that that the Corporation, acting through its Board of the Directors, be, and hereby is, authorized and empowered at its discretion to file an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Corporation’s common stock from between 1-for-2 and up to 1-for-20 (the “Reverse Stock Split”);

FURTHER RESOLVED, that the effective date of the Reverse Stock Split shall be the date of filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split with the Delaware Secretary of State, or such later date as set forth in such certificate of amendment to the Amended and Restated Certificate of Incorporation;

FURTHER RESOLVED, that no fractional shares of common stock resulting from any Reverse Stock Split shall be issued and the Corporation, in lieu thereof, shall pay to each holder otherwise entitled to receive any fractional shares an amount in cash based on the average of the closing prices of the common stock on the ten days’ prior to the effective date of the Reverse Stock Split;

FURTHER RESOLVED, that the Corporation, acting through its Board of the Directors, be, and hereby is, authorized and empowered at its discretion to file an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to effect a reduction in the number of the Corporation’s authorized shares from 160 million shares of common stock and 20 million shares of preferred stock, to 80 million shares of common stock and 5 million shares of preferred stock (the “Authorized Share Reduction”); and

FURTHER RESOLVED, that the effective date of the Authorized Share Reduction shall be the date of filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Share Reduction with the Delaware Secretary of State, or such later date as set forth in such certificate of amendment to the Amended and Restated Certificate of Incorporation.

[Signature page follows]

This Consent is signed as of the September 23, 2019 and may be executed in counterparts, each of which shall be deemed am original and all of which shall be deemed to be one and the same instrument.

GOLD STREET CAPITAL CORP.
By:
/s/ Gilda Ciavarella
_______________________________
Name: Gilda Ciavarella
Title: Chief Executive Officer

/s/ Michele Ciavarella
__________________________________
Michele Ciavarella

/s/ Luca Pasquini
__________________________________
Luca Pasquini

/s/ Gabriele Peroni
__________________________________
Gabriele Peroni

/s/ Alessandro Marcelli
___________________________________
Alessandro Marcelli

/s/ Franco Salvangi
__________________________________
Franco Salvangi

/s/ Beniamino Gianfelci
___________________________________
Beniamino Gianfelici

[Signature Page – UWC Majority Shareholders (Reverse Split)]